EXHIBIT 23.2

CONSENT OF HEIN & ASSOCIATES LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. (333-142150) on Form S-3 of Galaxy Energy Corporation of our report dated March 14, 2007 relating to our audit of the consolidated financial statements incorporated by reference in the Annual Report on Form 10-K of Galaxy for the year ended November 30, 2006.

/s/ HEIN & ASSOCIATES LLP

HEIN& ASSOCIATES LLP

Denver, Colorado
November 30, 2007